UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 31, 2007
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2007 Equity Incentive Plan
The Board of Directors of Digital River, Inc. (the “Company”) previously adopted the Digital River, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), subject to stockholder approval of the 2007 Plan. The Company’s stockholders approved the 2007 Plan at the Company’s annual stockholder meeting held on May 31, 2007. The following summary of the 2007 Plan is qualified in its entirety by reference to the text of the 2007 Plan.
The Company’s Board of Directors (the “Board”) or one or more committees appointed by the Board will administer the 2007 Plan. The administrator of the 2007 Plan has broad authority under the 2007 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. Persons eligible to receive awards under the 2007 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries. The maximum number of shares of the Company’s Common Stock that may be issued or transferred pursuant to awards under the 2007 Plan equals the sum of: (1) 2,000,000 shares, plus (2) the number of shares available for award grant purposes under the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) as of May 31, 2007, plus (3) the number of any shares subject to stock options and restricted stock awards granted under the 2005 Plan and outstanding as of May 31, 2007 which expire, or for any reason are cancelled or terminated, after that date without being exercised or paid. As of May 31, 2007, 892,202 shares were available for award grant purposes under the 2005 Plan, and 3,318,287 shares were subject to options and restricted stock awards then outstanding under the 2005 Plan.
The types of awards that may be granted under the 2007 Plan include stock options, stock appreciation rights, restricted stock and restricted stock units. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Thomas M. Donnelly

Name: Thomas M. Donnelly
Title: Chief Financial Officer
Date: June 4, 2007